UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2015

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act.

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ]   Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01 Regulation FD Disclosures.

A copy of the press release of Advaxis, Inc. (the “Company”) dated January 28, 2015 relating to the announcement discussed in Item 8.01 below is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On January 28, 2015, the Company issued a press release announcing an update related to the Phase 2 open-label clinical study of ADXS-HPV (ADXS11-001) in patients with persistent or recurrent cervical cancer with documented disease progression being conducted by the Gynecologic Oncology Group (“GOG”), now part of NRG Oncology. The study, known as GOG 0265, has completed its first stage and has met the predetermined safety and efficacy criteria required to proceed into the second stage of patient enrollment. This trial is being conducted in the United States by the GOG, under the sponsorship of the Cancer Therapy Evaluation Program (CTEP) of the National Cancer Institute (NCI).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)

	By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

Date: January 29, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued by the Company on January 28, 2015.